Innovative Solutions for Life – Analogic Confidential Ultrasonix Acquisition January 8, 2013 Nasdaq: ALOG 3D Trajectory Drives Shareholder Value Exhibit 99.2

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Safe Harbor

Any statements about future expectations, plans, and prospects for the Company, including statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual
results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to product development and commercialization, limited demand for the Company’s products, risks associated with competition, uncertainties associated with regulatory agency approvals, competitive pricing pressures, downturns in the economy, the risk of potential intellectual property litigation, and other factors discussed in our most recent quarterly or annual report filed with the
Securities and Exchange Commission. In addition, the forward-looking statements included in this presentation represent the Company’s views as of the date of this document. While the Company anticipates that subsequent events and developments will cause the Company’s views to change, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any later date.

Innovative Solutions for Life
Deal
Structure
Deal
Structure
Analogic to Acquire Ultrasonix
3
• Targeted late February 2013
• Accelerates ALOG’s expansion in fast growing point of care and emerging markets
• Complementary sales channel adds scale to ALOG’s U.S. direct channel and China presence
• Complementary technology and product portfolio
• Significant revenue and operational synergies
Strategic
Rationale
Strategic
Rationale
• Adds $16-18M revenue in FY13; combined Ultrasound Business grows double digit going forward
• Neutral to non-GAAP operating margin and EPS in FY13
• Accretive to GAAP and non-GAAP operating margin and EPS in FY14
• Revenue year ended December 31, 2011 was 34.5 MM $CDN, with positive operating income
• 20%+ growth in US Direct and China; estimated global revenue of approx. 37MM $CDN in CY 2012
• Analogic will acquire all outstanding equity of Ultrasonix for $83M in cash
• Funded through available cash on balance sheet
Ultrasonix
Financial
Profile
Ultrasonix
Financial
Profile
Expected
Financial
Impact on
ALOG
Expected
Financial
Impact on
ALOG
Closing
Closing

Innovative Solutions for Life
Ultrasonix Overview

• Ultrasonix is a privately held Ultrasound manufacturer based in Vancouver, Canada
• Founded in 2000; approximately 130 employees
• More than 5,000 ultrasound systems installed worldwide
• Focus on fast growing point of care markets in developed countries and general imaging in emerging markets
• Direct sales force in North America with distribution network in 65 countries
• Unique GPS technology for needle guidance; intuitive graphical user interface

Innovative Solutions for Life
Ultrasonix Accelerates our Planned Expansion into Point-of-Care

Use of U/S for
Procedure
Guidance
Global Ultrasound Market 2011, $5.3B
Revenue Growth Rate by Application (’11-’16)
Core Markets
Organic
Growth
Organic
Growth
Ultrasonix
1
POC – Point of care
2
IR: Interventional Radiology
Source: Klein, InMedica
1
1
2
2
Robotic
Cardiology
19%
OB/GYN
16%
Radiology / General
Imaging
33%
IR 3%
Rest of POC
6%
Other
15%
Surgery 3%
Urology 2%
Anesthesia 3%
Other
Rest of POC
Anesthesia
Urology
Surgery
IR
Radiology
OB/GYN
Cardiology
0% 5% 10%
3